Exhibit 3(i)

Industry Canada	Industrie Canada

Certificate	Certificate
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

GOLDEN STAR RESOURCES LTD.		282128-1

Name of corporation-Denomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended;		Je certifie que les statute de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de 1’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de 1’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de 1’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de 1’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw Richard G. Shaw Director - Directeur	May 6, 2005 / le 6 mai 2005 Date of Amendment — Date de modification

		electronic transaction	rapport de la transaction
Industry Canada	Industrie Canada	report	électronique

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)
Processing Type - Mode de traltement:                    E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

GOLDEN STAR RESOURCES LTD.			282128-1

3.	The articles of the above-named corporation are amended as follows:
	Les statuts de la société mentionnée ci-dessus sont modifies de la facon suivante:
To change the place in Canada where the registered office is to be situated from the Province of British Columbia to the Province of Ontario.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-06	ALLAN J. MARTER		AUTHORIZED OFFICER

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4
		ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

1 —	Name of the Corporation - Dénomination sociale de la société	2 —	Corporation No. - N° de la société

	GOLDEN STAR RESOURCES LTD.		282128-1

3 —  The articles of the above-named corporation are amended as follows:            Les statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante :
To change the place in Canada where the registered office is to be situated from the Province of British Columbia to the Province of Ontario.

signature	Printed Name - Nom en lettres moulèes	4 - Capacity of - En quarté de	5 - Tel. No. - No de tel.
	Allan J. Marter	Chief Financial Officer	(303) 830-9000

COPY
This document has been filed electronically with the Director of Industry Canada on May 6, 2005